UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 1, 2014

IceWEB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 E 11th, Suite 2425, Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(571) 287-2380

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03
AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 1, 2014, IceWEB, Inc., a Delaware corporation (“Company”), obtained written consent from UnifiedOnline! LLC approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from One Billion (1,000,000,000) shares of Common Stock, par value $0.001 per share, to Five Billion (5,000,000,000) authorized shares of Common Stock, par value $0.001 per share; and to retain the class of its authorized stock known as Preferred Stock, comprised of Ten Million (10,000,000) shares, par value $0.001 per share.  Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors. The Preferred Stock continues to maintain the same designations, preferences, conversion and other rights that existed prior to the amendment to the Certificate of Incorporation.

UnifiedOnline! LLC is the Company shareholder holding sufficient votes to approve this amendment. The amendment was previously approved by the Company’s Board of Directors, subject to shareholder approval.

On July 1, 2014, the Company filed a Certificate of Amendment of Certificate of Incorporation with the State of Delaware Secretary of State Division of Corporations to reflect the foregoing increase in authorized shares of Common Stock (the “Increase in Authorized”).  The Increase in Authorized has an  effective date with the State of Delaware Secretary of State Division of Corporations of July 1, 2014, the date the Certificate of Amendment of Certificate of Incorporation was filed.

Following the Certificate of Amendment of Certificate of Incorporation, the total number of shares of all classes of capital stock which the Company shall have the authority to issue is Five Billion Ten Million (5,010,000,000) shares of which Five Billion (5,000,000,000) shares shall be Common Stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Prior to the Certificate of Amendment of Certificate of Incorporation, the total number of shares of all classes of capital stock which the Company had the authority to issue was One Billion Ten Million (1,010,000,000) shares of which One Billion (1,000,000,000) shares were Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares were Preferred Stock, par value $0.001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, Inc.

Date: July 3, 2014	By:	/s/ Robert M. Howe, III
Robert M. Howe, III
Chief Executive Officer

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